OPTION AGREEMENT

THIS OPTION AGREEMENT ("Agreement") is made this 28 day of January 2007 by and between Leo Corbet ("Optionor"); and ROYAL MINES INC., a Nevada corporation ("Optionee")

RECITALS

A. Optionor has joined with seven other locators to form a placer association pursuant to 30 USC 35 - 36. Acting as an association, Optionor and his/her co-locators have located unpatented placer mining claims situated in Clark County, Nevada, which are more particularly described on Exhibit A attached hereto (the "Claims").

B. Optionee wishes to acquire the exclusive right to option to purchase the Claims from the Optionor in accordance with the terms and conditions set forth below.

THEREFORE, the parties have agreed as follows:

SECTION ONE

Option to Purchase

1.1 The Optionor hereby agrees to give and grant to the Optionee the sole and exclusive right and option to acquire an undivided one hundred percent (100%) legal, beneficial and registerable interest in and to the mineral interest comprising the Property in accordance with the following terms and conditions.

a. The term of the option shall be 10 years commencing on execution of this Agreement.

b. The option will be deemed exercised by the issuance from the Treasury of the Optionor for a total of 80,000 fully paid and non assessable common shares in the Optionee at the deemed issuance price of $ .001 to acquire a 100% interest in each of the 160 acre mining claims comprising the Property according to the following schedule:

Date	Shares per 160 acres	% Property Acquired
Agreement	50,000	0 %
End of year 5	20,000	0
End of year 10	10,000	100
Total	80,000 shares per claim	

The Optionee may accelerate the payment schedule at any time.

1.2 Purchase Price Optionor and Optionee agree that the purchase price for Optionor's interest in the Claims shall be a total of 120,000 shares in fully-paid and non-assessable common shares of Optionee. (1/8 - 80,000 shares per claim x 12 claims). All share deliveries shall be subject to the securities laws of the United States and the State of Nevada.

SECTION TWO

Exploration Activities and Claim Maintenance

2.1 Exploration Activities. During the term of this Option, Optionee may conduct exploration activities on the Claims, including geophysical, geochemical, and geological surveys; trenching and drilling; sampling and assaying. In undertaking these activities, Optionee shall defend, indemnify, and hold Optionor harmless from all claims, demands, and liabilities arising from Optionee's work on the property. Optionee shall post any reclamation bonds required by state and federal agencies. Optionee will keep the property free of all liens and encumbrances. However, Optionee may not commence mining activities on the Claims without first exercising its option to purchase.

2.2 Claim Maintenance. So long as this Agreement remains in effect, Optionee shall maintain the Claims in good standing by paying the federal claim maintenance fees to the Nevada Bureau of Land Management by September 1 of each year.

SECTION THREE

Miscellaneous Provisions

3.1 Termination. Optionee may terminate this Agreement at any time by giving thirty (30) days' advance written notice thereof to Optionor. If Optionee should fail to perform any of its obligations, Optionor may give written notice to Optionee specifying the nature of the default, and Optionee shall have a period of thirty (30) days in which to remedy or commence to remedy such default.

3.2 Notices. All notices and payments required by this Agreement shall be sent to the following addresses:

TO:	OPTIONOR:	Leo Corbet, 36 West San Juan, Phoenix, AZ 85013
TO	OPTIONEE	Royal Mines Inc., 2215 Lucerne Circle, Henderson, Nevada 89014.

3.3 U.S. Currency. All payments set forth in this Agreement shall be in U.S. Dollars.

3.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

3.5 Applicable Law. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, each of the Parties have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Execution Date as set forth in the front page of this agreement.

By: ______________________
Leo Corbet,
OPTIONOR

In the presence of:
ANDREW BERGEN
Print Name
____
Witness Signature
6538 N 1st PL PHOENIX, AZ 85012
Witness Address

ROYAL MINES INC., a Nevada Corporation

By: ______________________

President, Royal Mines Inc.,
OPTIONEE

In the presence of:
STEWART PENNINGTON
Print Name

____
Witness Signature

10806 BELLA DONDAZ, LV, NV. 89141
Witness Address

LEO CORBET 12 CLAIMS
SCHEDULE A

	CLAIM NAME	LOC	SEC	TWNS/RANGE	NMC #
1.	141	NW	14		924338
2.	142	NE	14		924339
3.	143	SW	14		924340
4.	144	SE	14		924341
5.	P.V. BRWN 71	NW	7	29 S/64 E	924326
6.	73	SW	7		924327
7.	181	NW	18		924328
8.	182	NE	18		924329
9.	183	SW	18		924330
10.	184	SE	18		924331
11.	191	NW	19		924332
12.	192	NE	19		924333